UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 21, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     At the 2010 Annual Meeting of Stockholders of WebMD Health Corp. (which we refer to as the “2010 Annual Meeting”), stockholders of WebMD approved an amendment (which we refer to as the “Increase Amendment”) to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the “2005 Plan”). The Increase Amendment increased the total number of shares of WebMD Common Stock issuable under the WebMD 2005 Plan by 2.6 million shares, to a total of 18.2 million shares. Including the 2.6 million shares added by the Increase Amendment, approximately 3.9 million shares were available for grant under the 2005 Plan as of October 21, 2010. In addition, effective upon approval of the Increase Amendment, the 2005 Plan was amended to place a limit on the number of shares available for grants of restricted stock and similar awards for which no exercise or purchase price is payable (often referred to as “Full Value Awards”). We refer to this as the “Full Value Award Limit.” Pursuant to the Full Value Award Limit:
•	The number of shares available for Full Value Awards under the 2005 Plan made after October 21, 2010 will not exceed 20% of the aggregate number of shares available for grant under the 2005 Plan on October 21, 2010 (including the shares added by the Increase Amendment).

•	If Full Value Awards are forfeited prior to vesting, the limit on the number of shares available for grant as Full Value Awards will be increased by the number of shares underlying the forfeited Full Value Awards. The limit on the number of Full Value Awards will not be increased as a result of forfeitures of options.
To the extent required by Item 5.02 of Form 8-K, the disclosures regarding the 2005 Plan, the Increase Amendment and the Full Value Award Limit contained in “Proposal 2” in the Proxy Statement filed by WebMD with the Securities and Exchange Commission on September 17, 2010 with respect the 2010 Annual Meeting are incorporated by reference into this Item 5.02 pursuant to General Instruction B.3 of Form 8-K.
     In addition, effective October 21, 2010, the 2005 Plan was amended by the Compensation Committee of the Board of Directors of WebMD to make the following other changes:
•	The vesting schedule for Full Value Awards under the 2005 Plan shall be: (a) over a period of three years or longer if not performance-based; and (b) not less than one year if performance-based.

•	Under the 2005 Plan, options granted to non-employee members of the Board of Directors of WebMD after January 27, 2006 remain exercisable for a period of three years after the director leaves the WebMD Board (but not beyond the original 10 year term of the option), unless the termination is for cause, in which case no post-termination exercise period is provided. In January 2006 (when the applicable plan provision was adopted), it was unclear if the same treatment could be provided, in accordance with Section 409A of the Internal Revenue Code, for options already outstanding on January 27, 2006. Section 409A has since been clarified and the 2005 Plan now provides that all options granted to non-employee directors remain exerciseable for a post-termination exercise period of three years (but not beyond the original 10 year term of the option), so long as the termination is not for cause. The same treatment also now applies to all outstanding options granted by HLTH

Corporation to its non-employee directors that converted to WebMD options in the merger of HLTH and WebMD in October 2009.
     WebMD may continue to pay the annual retainers of its non-employee directors in stock issued under the 2005 Plan that is not restricted stock and does not have a vesting schedule.
     A copy of the 2005 Plan, reflecting the above amendments, is attached to this Current Report as Exhibit 4.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     At the 2010 Annual Meeting, which was held on October 21, 2010, stockholders of WebMD: (i) elected the four nominated Class II directors; (ii) approved the Increase Amendment described in Item 5.02 of this Current Report; and (iii) ratified the appointment of Ernst & Young LLP as WebMD’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the voting were as follows:
     Proposal 1 — To elect as Class II directors for a three-year term:

Kevin M. Cameron	— votes FOR	47,556,851
	— votes withheld	400,782
	— broker non-votes	8,116,735

Wayne T. Gattinella	— votes FOR	47,763,224
	— votes withheld	194,409
	— broker non-votes	8,116,735

Abdool Rahim Moossa, M.D.	— votes FOR	47,733,420
	— votes withheld	224,213
	— broker non-votes	8,116,735

Stanley S. Trotman, Jr.	— votes FOR	47,725,086
	— votes withheld	232,547
	— broker non-votes	8,116,735
Proposal 2 — To ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 2,600,000 shares:

Votes FOR:	35,657,794
Votes AGAINST:	12,204,636
Abstentions:	95,203
Broker non-votes:	8,116,735
Proposal 3 — To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as our independent auditor for the fiscal year ending December 31, 2010:

Votes FOR:	55,853,173
Votes AGAINST:	167,445
Abstentions:	53,750
Broker non-votes:	0

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Description

4.1	WebMD Health Corp. Amended and Restated 2005 Long-Term Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: October 27, 2010	By:	/s/ Lewis H. Leicher Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

4.1	WebMD Health Corp. Amended and Restated 2005 Long-Term Incentive Plan